UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Zogenix, Inc.’s (the “Company” or “Zogenix”) cash and cash equivalents were approximately $22.0 million as of June 30, 2012.

The Company’s net product revenue for the second quarter of 2012 is estimated to be in the range of $7.9 million to $8.4 million. The Company’s sales force assumed full responsibility of all promotional activity for Sumavel® DosePro® during the second quarter of 2012 in connection with the termination of its co-promotion agreement with Astellas Pharma US, Inc. on March 31, 2012. As a result of the termination of the co-promotion agreement, the Company had no contract revenue in the second quarter of 2012.

The information contained in Item 2.02 of this Current Report on Form 8-K is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of June 30, 2012. The review of the Company’s financial statements for the three months ended June 30, 2012 is ongoing and could result in changes to these amounts.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

* * *

Zogenix cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding estimates of Zogenix’s cash position as of June 30, 2012 and financial results for the second quarter of 2012. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of these results will be achieved. Actual results may differ from those set forth in this report due to risks related to changes in estimated financial amounts based on the completion of Zogenix’s review of its financial statements for the three months ended June 30, 2012 and other risks described in Zogenix’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: July 23, 2012	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary